As filed with the Securities and Exchange Commission on November 19, 1998
                            Registration No. 333-3388

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                              --------------------



                                COTELLIGENT, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            94-3173918
  (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)_______________________ Identification Number)



                              101 California Street

                                   Suite 2050

                             San Francisco, CA 94111

                                 (415) 439-6400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)



                              --------------------

                                COTELLIGENT, INC.
                          1995 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                              ---------------------

                                James R. Lavelle
                Chairman of the Board and Chief Executive Officer
                                Cotelligent, Inc.
                        101 California Street, Suite 2050
                             San Francisco, CA 94111
                                 (415) 439-6400
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                              --------------------

                                   Copies to:


David Pollak, Esq.                            Daniel E. Jackson, Esq.
Morgan, Lewis & Bockius LLP                   Cotelligent, Inc.
101 Park Avenue                               101 California Street, Suite 2050
New York, New York  10178                     San Francisco, California  94111
(212) 309-6000                                (415) 439-6400



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                                EXPLANATORY NOTE

         A total of 2,471,952 shares of Common Stock of Cotelligent, Inc. (the "Company") were registered by Registration Statement on Form S-8, File No. 33-3388, to be issued in connection with the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"). On September 9, 1998, the shareholders of the Company approved the 1998 Long-Term Incentive Plan (the "1998 Plan"), which replaces the 1995 Plan. Both the 1998 Plan and the 1995 Plan are long term incentive plans. Six-hundred-eighty-nine-thousand-four-hundred and sixty-seven (689,467) shares of common stock of the Company which were registered in connection with the 1995 Plan have not been issued under the 1995 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of Securities and Exchange Commission set forth at pages 109-110 of the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), are carried forward to, and deemed covered by this Registration Statement on Form S-8 in connection with the 1998 Plan.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The Registration Statement on Form S-8, File No. 333-3388, is incorporated by reference herein.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on November 19, 1998.

                                                     COTELLIGENT, INC.


                                          By:___________________________________
                                             James R. Lavelle
                                             Chairman of the Board and Chief
                                                  Executive Officer


         Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                    Date



/S/ James R. Lavelle
_____________________                        Chairman of the Board and                  November 19, 1998
James R. Lavelle                             Chief Executive Officer
                                             (Principal Executive Officer)


/S/ Edward E. Faber
_____________________                        Vice Chairman of the Board                 November 19, 1998
Edward E. Faber

/S/ Michael L. Evans
_____________________                        President and Chief Operating Officer      November 19, 1998
Michael L. Evans                                     and Director


/S/ Herbert D. Montgomery
_____________________                        Senior Vice President,                     November 19, 1998
Herbert D. Montgomery                        Chief Financial Officer and Treasurer
                                             (Principal Financial Officer)



/S/ Curtis J. Parker
_____________________                        Vice President, Chief Accounting Officer   November 19, 1998
Curtis J. Parker                             (Principal Accounting Officer)




_____________________                        Director                                   November   , 1998
Daniel M. Beals


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


/S/ Jeffery J. Bernardis
_____________________                        Director                                   November 19, 1998
Jeffery J. Bernardis


/S/ Anthony M. Frank
_____________________                        Director                                   November 19, 1998
Anthony M. Frank


/S/ B. Tom Green
_____________________                        Director                                   November  19, 1998
B. Tom Green



_____________________                        Director                                   November    , 1998
Harvey L. Poppel


/S/ Susan E. Trice
_____________________                        Director                                   November   19, 1998
Susan E. Trice



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